Exhibit 99.1

QHSLab and Town Total Compounding Announce Strategic Co-Marketing Partnership to Expand Market Opportunities and Drive Organic Growth

●	Expanding market reach to drive organic revenue growth without equity dilution

●	Collaborating with AI-driven health assessments and customized pharmacy solutions to enhance patient care.

●	Integrating Digital Health & Compounded Medications to bridge the gap between digital screening tools and patient-specific pharmaceutical treatments.

●	Bringing Scalable, Data-Driven Healthcare to 200+ Primary Care Practices

WEST PALM BEACH, FL, February 11, 2025 (GLOBE NEWSWIRE) — QHSLab Inc. (“the Company”) (OTCQB: USAQ), a leading provider of digital healthcare solutions and diagnostic technologies, has entered into a strategic co-marketing partnership with Town Total Compounding to expand market opportunities and enhance patient care through a comprehensive, integrated approach. This collaboration will introduce QHSLab’s Integrated Service Program (ISP) to over 200 primary care medical practices within Town Total’s network, aligning digital medicine assessments with personalized prescription therapies for GLP-1s, Hormone Replacement Therapy (HRT), Allergen Immunotherapy, Pain Management, and Dermatological treatments.

By leveraging QHSLab’s digital medicine technology and Town Total’s expertise in patient-specific compounding, this mutually supportive partnership offers a non-dilutive growth opportunity for both organizations while expanding access to cutting-edge healthcare solutions.

A Non-Dilutive, Scalable Growth Strategy

This co-marketing initiative underscores both companies’ commitment to expanding market reach without requiring additional capital investment. By integrating QHSLab’s digital health capabilities into Town Total’s established provider relationships, the partnership fosters organic business growth, enhances provider engagement, and drives better patient adherence and treatment outcomes.

Enhancing Patient Outcomes with Integrated Care

QHSLab’s digital screening and assessment tools empower physicians with AI-driven insights and patient engagement resources, seamlessly integrating with Town Total Compounding’s ability to tailor treatments to individual patient needs. The partnership ensures a holistic approach to healthcare, optimizing both pharmacological and behavioral health interventions for better long-term patient outcomes.

“At Town Total Compounding, our mission is to help keep patients healthy by delivering personalized, high-quality medications,” said Joseph Navarra, R.Ph., FACA, Head of Pharmacy and Owner of Town Total Compounding Center. “This collaboration with QHSLab allows us to offer primary care providers a seamless way to integrate digital medicine into their patient care plans, ensuring tailored treatment strategies that enhance clinical effectiveness.”

“QHSLab’s partnership with Town Total represents a significant step forward in combining digital health innovation with customized pharmacy solutions,” said Troy Grogan, CEO of QHSLab, Inc. “By providing primary care practices with advanced screening tools alongside specialized compounding services, we are creating a scalable, patient-centered approach to improving health outcomes—without the need for external financing or equity dilution.”

For more information about QHSLab and our healthcare solutions, please visit www.qhslab.com.

About QHSLab, Inc.

QHSLab, Inc. (OTCQB: USAQ) is a medical device company providing digital healthcare solutions and point-of-care-diagnostic tests to primary care physicians. Digital healthcare allows doctors to assess patient responses quickly and effectively using advanced artificial intelligence algorithms. Digital healthcare can also remotely monitor patients’ vital signs and evaluate the effects of prescribed medicines and treatments on patients’ health through real-time data transferred from patient to doctor. QHSLab, Inc. also markets and sells point-of-care, rapid-response diagnostic tests used in the primary care practice. QHSLab, Inc.’s products and services are designed to help physicians improve patient monitoring and medical care while also increasing their revenues.

About Town Total Compounding Center Town Total Compounding Center, based in Woodbury, NY, is a PCAB-accredited pharmacy specializing in sterile and non-sterile compounding. With over 30 years of experience, Joseph Navarra, R.Ph., FACA, FAPC has led the pharmacy’s commitment to customized patient care, serving prominent institutions such as NYU, Mount Sinai, and Montefiore Medical Center.

Forward-Looking Statements

Certain matters discussed in this press release are ‘forward-looking statements’ intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company’s statements regarding trends in the marketplace, future revenues, future products, and potential future results and acquisitions are examples of such forward-looking statements. Forward-looking statements are generally identified by words such as ‘may,’ ‘could,’ ‘believes,’ ‘estimates,’ ‘targets,’ ‘expects,’ or ‘intends,’ and other similar words that express risks and uncertainties. These statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of the introduction of new products, the inherent discrepancy in actual results from estimates, projections, and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company’s control. The factors discussed herein and expressed from time to time in the Company’s filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release. The Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Investor Relations Contact:

Brett Maas, Managing Principal, Hayden IR, LLC

brett@haydenir.com

646-536-7331

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